Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPRESSCO PARTNERS, L.P.
ANNOUNCES 2012 FINANCIAL GUIDANCE

Oklahoma City, Oklahoma (January 4, 2012) – Compressco Partners, L.P. (Compressco Partners or the Partnership) (NASDAQ: GSJK) today announced 2012 financial guidance of $93 to $103 million in revenues and $20 to $24 million in pretax profit.

Ronald J. Foster, President of Compressco Partners, remarked, “Our estimated mid-range 2012 guidance of $98 million in revenues and $22 million in pretax profit represents an improvement over anticipated 2011 results, and is driven by a combination of several factors. First, we expect to benefit from the significant investment made in Latin America during 2011 associated with increased demand for production enhancement services. Second, our continued overall focus on cost reduction and supply chain strategies should result in margin improvements for the Partnership. And finally, a continued focus on growing our market position, especially in the vapor recovery and liquid-driven U.S. shale basins, and a continued emphasis on international growth should favorably impact Compressco Partners’ 2012 results despite the current low natural gas price environment.

“We anticipate capital expenditures of approximately $15 million and depreciation expense of approximately $13 million during 2012. In addition to our focus on organic growth, we continue to look at M&A opportunities for production enhancement businesses, and are prepared to pursue attractive acquisitions, as they present themselves.

“Based on this estimated earnings forecast, we remain confident that we can achieve minimum quarterly distributions of at least $0.3875 in 2012.”

Compressco Partners is a provider of wellhead compression-based production enhancement services to a broad base of natural gas and oil exploration and production companies operating throughout most of the onshore producing regions of the United States. Compressco Partners has significant operations in Canada and Mexico and a growing presence in certain countries in South America, Eastern Europe and the Asia-Pacific region. Compressco Partners is managed by Compressco Partners GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that Compressco Partners intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operations for 2011 and 2012, financial guidance, estimated revenues and profit before taxes, projected distributions, and statements regarding Compressco Partners’ beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by Compressco Partners in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of Compressco Partners. Investors are cautioned that any such statements are not guarantees of future performances, results or distributions and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the registration statement filed by Compressco Partners with the U.S. Securities and Exchange Commission (SEC), which is available via the SEC’s web site at www.sec.gov. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Contact:
Compressco Partners, L.P., Oklahoma City, Oklahoma
Ronald J. Foster, 405/677-0221
Fax: 405/619-9244
www.compressco.com